UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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HOSPITALITY PROPERTIES TRUST
(Name of Registrant as Specified In Its Charter)

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HOSPITALITY PROPERTIES TRUST
400 Centre Street
Newton, Massachusetts 02458

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 23, 2006

To the shareholders of Hospitality Properties Trust:

Notice is hereby given that the annual meeting of shareholders of Hospitality Properties Trust, a Maryland real estate investment trust, will be held at 11:00 a.m. on Tuesday, May 23, 2006, at 400 Centre Street, Newton, Massachusetts, for the following purposes:

1.                To elect two trustees in Group II to our board.

2.                To approve amendments to our declaration of trust that permit us to issue shares without certificates and remove our obligation to deliver certain reports to our shareholders.

3.                To approve an amendment to our declaration of trust that permits affiliates of HRPT Properties Trust to serve as independent trustees.

4.                To approve the adjournment or postponement of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve Items 2 and 3.

5.                To consider and act upon such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

The board has fixed the close of business on March 24, 2006, as the record date for determination of the shareholders entitled to notice of, and to vote at, the meeting and at any adjournments or postponements thereof.

By Order of the Board,
JOHN G. MURRAY, Secretary
March 31, 2006

WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

HOSPITALITY PROPERTIES TRUST
400 Centre Street
Newton, Massachusetts 02458

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Tuesday, May 23, 2006

INTRODUCTION

A notice of the annual meeting of shareholders of Hospitality Properties Trust, a Maryland real estate investment trust, or the company, is on the preceding page and a form of proxy solicited by our board of trustees, or the board, is enclosed. We are paying the cost of this solicitation. In addition to solicitation by mail, our trustees and officers may solicit proxies personally or by telephone or e-mail. We have retained Innisfree M&A Incorporated, or Innisfree, to assist us in the solicitation of proxies. We are paying Innisfree a fee of $15,000, plus reasonable expenses, for these services; the amount of this fee may increase if services in addition to those now contemplated are required and provided. This proxy statement and the attached form of proxy are being first sent to shareholders on or about March 31, 2006, together with a copy of our annual report to shareholders for the year ended December 31, 2005, including our audited financial statements.

The annual meeting record date is March 24, 2006. Only shareholders of record as of the close of business on March 24, 2006, are entitled to notice of, and to vote at, the meeting and at any postponement or adjournment thereof. We had 71,920,578 common shares of beneficial interest, $.01 par value per share, outstanding on the record date and entitled to vote at the meeting. The holders of our outstanding common shares are entitled to one vote per common share.

Common shares represented by valid proxies will count for the purpose of determining the presence of a quorum for the meeting and will be voted as specified in the proxies. Abstentions and “broker non-votes” will be treated as present for purposes of determining the presence of a quorum for the meeting.

To be elected, each nominee for our board must receive the affirmative vote of a majority of our common shares entitled to vote at the meeting. Common shares represented by valid proxies marked “For” will be voted FOR both nominees for trustee. Common shares represented by valid proxies marked “Withhold” as to one or both nominees will not be counted as voting in favor of the applicable nominee or nominees. These shares and shares not voted will have the effect of a vote AGAINST the nominee or nominees for trustee.

The affirmative vote of a majority of our common shares entitled to vote at the meeting is required for the approval of Items 2 and 3. An abstention or a share not voted with respect to either of these items will have the same effect as votes AGAINST that item.

The affirmative vote of a majority of all votes cast at the meeting at which a quorum is present is required for the approval of Item 4. Abstentions and shares not voted as to Item 4 will have no effect because they are not considered votes cast at the meeting.

If your shares are held in the name of a bank, brokerage firm or other similar holder of record (referred to as “in street name”), you will receive instructions from the holder of record that you must follow in order for you to specify how your shares will be voted. If you do not specify how you would like your shares to be voted, your shares held in street name may still be voted. Holders of record have the authority under rules of the New York Stock Exchange, or NYSE, to vote shares for which their customers do not provide voting instructions on certain routine, uncontested items. In the case of non-routine or contested items, the institution holding street name shares cannot vote the shares if it has not received voting instructions. These are considered to be “broker non-votes.”

Under the NYSE rules, each of the four items in this proxy statement is considered a routine item for which street name shares may be voted without specific instructions. If your street name holder of record signs and returns a proxy card on your behalf, but does not indicate how the common shares should be voted, the common shares represented on the proxy card will be voted FOR each nominee for trustee under Item 1 and FOR Items 2, 3 and 4.

If we adjourn the annual meeting, we will announce the time and place of the adjourned meeting, but we will not deliver another notice of the meeting, unless it is to be held after July 18, 2006. At any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the meeting (except for any proxies which have been effectively revoked or withdrawn).

A shareholder giving a proxy may revoke it any time prior to its exercise by delivering to our Secretary a written revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting his or her common shares in person.

Our website address is included several times in this proxy statement as a textual reference only and the information in the website is not incorporated by reference into this proxy statement.

Item 1.                        Election of two trustees in Group II to our board.

The number of our trustees is currently fixed at five, and our board is currently divided into three groups, with two trustees in Group I, two trustees in Group II and one trustee in Group III. Trustees in each group are elected for three year terms and until their successors are elected and qualify.

Our business is conducted under the general direction of our board as provided by our declaration of trust, our bylaws and the laws of the State of Maryland, the state in which we were organized on May 12, 1995.

Three of our trustees, Frank J. Bailey, John L. Harrington and Arthur G. Koumantzelis, are our independent trustees within the meaning of our declaration of trust and bylaws; that is, trustees who are not officers of ours or involved in our day to day activities and are not affiliates of HRPT Properties Trust, or HRPT, our former parent, or employees or affiliates of Reit Management & Research LLC, or RMR, which is our manager. Our board is comprised of a majority of trustees who also qualify as independent trustees pursuant to the corporate governance standards for companies listed on the NYSE.

In determining independence pursuant to NYSE standards, each year our board affirmatively determines whether trustees have a direct or indirect material relationship with us, including our subsidiaries. When assessing a trustee’s relationship with us, the board considers all relevant facts and circumstances, not merely from the trustee’s standpoint, but from that of the persons or organizations with which the trustee has an affiliation. Material relationships can include commercial, banking, consulting, legal, accounting, charitable and familial relationships.

The board has determined that Messrs. Bailey, Harrington and Koumantzelis currently qualify as independent under NYSE rules. In making that determination, the board considered such trustees’ service in other enterprises and on the boards of other publicly traded companies and mutual funds managed by RMR and its affiliates. The board has concluded that none of these trustees possessed or currently possesses any relationship that could impair these trustees’ judgment in connection with their duties and responsibilities as trustees or that could otherwise be a direct or indirect material relationship under NYSE standards.

During 2005, our board held six meetings, our audit committee held eight meetings, our compensation committee held two meetings, and our nominating and governance committee held one meeting. During 2005, each trustee attended 75% or more of the total number of meetings of our board and any committee of which he was a member during the time in which he served on our board or such committee with the exception of Mr. Koumantzelis, who was unable to attend one of the two meetings of the compensation committee. All of our trustees attended last year’s annual meeting of shareholders.

In 2005, each independent trustee received an annual fee of $20,000 for services as a trustee, plus a fee of $500 for each meeting attended. Up to two $500 fees were paid if a board meeting and one or more board committee meetings were held on the same date. In 2005, the chairpersons of our audit committee, compensation committee and nominating and governance committee received an additional $5,000, $1,000 and $1,000, respectively. In addition, in 2005 each independent trustee received a grant of 500 of our common shares as part of his annual compensation. We generally reimburse all our trustees for travel expenses incurred in connection with their duties as trustees.

The present trustees in Group II are Frank J. Bailey and Gerard M. Martin. The term of Group II trustees elected at the meeting will expire at our 2009 annual meeting of shareholders. Pursuant to a recommendation of our nominating and governance committee, the board has nominated Messrs. Bailey and Martin for reelection as Group II trustees. The persons named in the enclosed proxy intend to exercise properly executed and delivered proxies for the election of Messrs. Bailey and Martin, except to the extent that proxy cards indicate that the votes should be withheld for one or both nominees. HRPT, together with Gerard Martin, currently a trustee of both HRPT and the company, and RMR’s beneficial owners, Barry Portnoy, one of our managing trustees, and his son, Adam Portnoy have voting control over an aggregate of 4,412,962 of our common shares (6.1% of our common shares outstanding and entitled to vote at the meeting) and intend to vote FOR the election of Messrs. Bailey and Martin as Group II trustees and FOR Items 2, 3 and 4 described below.

The board recommends a vote FOR the election of Frank J. Bailey and Gerard M. Martin as Group II trustees.

NOMINEES FOR TERMS EXPIRING IN 2009

The following are the ages and recent principal occupations as of March 24, 2006, of Messrs. Bailey and Martin:

FRANK J. BAILEY, Age: 50

Mr. Bailey has been one of our trustees since 2003. Mr. Bailey has been a partner in the Boston law firm of Sherin and Lodgen LLP for over five years. Mr. Bailey has been a trustee of Senior Housing Properties Trust, or SNH, since 2002 and of RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund and RMR Preferred Dividend Fund since 2003, 2004, 2004 and 2005, respectively.

GERARD M. MARTIN, Age: 71

Mr. Martin has been one of our managing trustees since 1995. Mr. Martin also has been a managing trustee of HRPT and of SNH since 1986 and 1999, respectively, and a managing director of Five Star Quality Care, Inc., or Five Star, since 2001. Mr. Martin also has been a trustee of RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund and RMR Preferred Dividend Fund since 2003, 2004, 2004 and 2005, respectively, a director and Vice President of RMR Advisors, Inc., a registered investment advisor, or RMR Advisors, since 2002, and a director of RMR since 1986.

CONTINUING TRUSTEES

In addition to Messrs. Bailey and Martin, the following persons currently serve on our board. The following information is as of March 24, 2006:

JOHN L. HARRINGTON, Age: 69

Mr. Harrington has been one of our trustees since 1995. Mr. Harrington has been Executive Director and a trustee of the Yawkey Foundation for over five years. Mr. Harrington served as Chairman of the Board of the Yawkey Foundation from March 2002 until June 2003. Mr. Harrington has also been a trustee of the JRY Trust for over five years. During that period and until February 2002, Mr. Harrington was also the Chief Executive Officer of the Boston Red Sox Baseball Club. Mr. Harrington was a director of Five Star from 2001 until January 2004, has been a trustee of SNH since 1999, and has also been a trustee of RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund and RMR Preferred Dividend Fund since 2003, 2004, 2004 and 2005, respectively. Mr. Harrington is a certified public accountant. Mr. Harrington is a Group I trustee and will serve until our 2008 annual meeting of shareholders.

BARRY M. PORTNOY, Age: 60

Mr. Portnoy has been one of our managing trustees since 1995. Mr. Portnoy has been a managing trustee of HRPT and of SNH since 1986 and 1999, respectively, a managing director of Five Star since 2001. Mr. Portnoy is the majority beneficial owner of RMR, and the owner of RMR Advisors. Mr. Portnoy has been the chairman of RMR since 1986, and a director and Vice President of RMR Advisors since 2002. Mr. Portnoy also has been a trustee of RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund and RMR Preferred Dividend Fund since 2003, 2004, 2004 and 2005, respectively. Mr. Portnoy is a Group I trustee and will serve until our 2008 annual meeting of shareholders.

ARTHUR G. KOUMANTZELIS, Age: 75

Mr. Koumantzelis has been one of our trustees since 1995. Mr. Koumantzelis has been the President and Chief Executive Officer of Gainesborough Investments LLC, a private investment company, since June 1998. Mr. Koumantzelis is also a trustee of a number of privately held trusts and has other business interests. Mr. Koumantzelis has been a director of Five Star since 2001. Mr. Koumantzelis has been a trustee of RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund and RMR Preferred Dividend Fund since 2003, 2004, 2004 and 2005, respectively. Mr. Koumantzelis was a trustee of SNH from 1999 until his resignation in October 2003. Mr. Koumantzelis is a Group III trustee and will serve until our 2007 annual meeting of shareholders.

BOARD COMMITTEES

We have an audit committee, a compensation committee and a nominating and governance committee. Each of the above committees is comprised of Messrs. Bailey, Harrington and Koumantzelis, who are independent under applicable NYSE listing standards and each committee’s respective charter.

The primary function of our audit committee is to select our independent registered public accounting firm and to assist our board in fulfilling its responsibilities for oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the independent auditor’s qualifications and independence; and (4) the performance of our internal audit function. The board has determined that Mr. Koumantzelis is our audit committee financial expert and is “independent” as defined by the rules of the Securities and Exchange Commission, or SEC, and the NYSE. The board’s determination that Mr. Koumantzelis is a financial expert was based upon his prior experiences as: (i) a certified public accountant who audited several publicly owned companies; (ii) the chief financial officer of a company required to file SEC reports; (iii) a member of our audit committee and of the audit committees of other publicly owned companies; and (iv) the president and chief executive officer of Gainesborough Investments LLC and its affiliates which own significant positions in both public and private companies.

Our compensation committee’s primary responsibilities include: (1) reviewing at least annually the performance of RMR under its contract with us and making determinations regarding continuance of the contract; (2) evaluating the performance of our President; (3) reviewing the performance of our director of internal audit and determining the compensation payable to him; and (4) evaluating, approving and administering all our equity compensation plans.

The responsibilities of our nominating and governance committee include: (1) identification of individuals qualified to become members of our board and recommending to the board the trustee nominees for each annual meeting of shareholders or when vacancies occur; (2) development and recommendation to the board of a set of governance principles; and (3) evaluation of the performance of our board.

Our policy with respect to board members’ attendance at our annual meetings of shareholders can be found in our governance guidelines, the full text of which appears at our website at www.hptreit.com. In addition to our governance guidelines, copies of the charters of our audit, compensation and nominating and governance committees, as well as our Code of Business Conduct and Ethics, may be obtained free of charge by writing to our Secretary, Hospitality Properties Trust, 400 Centre Street, Newton, MA  02458 or at our website, www.hptreit.com.

COMMUNICATIONS WITH TRUSTEES

Any shareholder or other interested party who desires to communicate with our independent trustees or any other trustees, individually or as a group, may do so by filling out a report at our website (www.hptreit.com), by calling our toll-free confidential message system at 866-511-5038, or by writing to the party for whom the communication is intended, care of our director of internal audit, Hospitality Properties Trust, 400 Centre Street, Newton, MA 02458. Our director of internal audit will then deliver any communication to the appropriate party or parties.

MEETINGS BY INDEPENDENT TRUSTEES

Pursuant to our governance guidelines, our independent trustees, who constitute our non-management trustees, meet at least once each year without management. The presiding trustee at these meetings is the chair of our audit committee, unless the independent trustees in attendance select another independent trustee to preside.

SELECTION OF CANDIDATES FOR TRUSTEES;
SHAREHOLDER RECOMMENDATIONS, NOMINATIONS AND PROPOSALS

Our board has established governance guidelines which, among other matters, set forth the qualifications for service on our board. These guidelines may be changed from time to time by our board upon the recommendation of our nominating and governance committee. Our board makes nominations of persons to be elected by shareholders as trustees. Our board also elects trustees to fill board vacancies which may occur from time to time. In both these circumstances, our board will act upon recommendations made by our nominating and governance committee.

It is the policy of our nominating and governance committee to consider candidates for election as trustees who are recommended by our shareholders pursuant to the procedures set forth below.

If a shareholder who is entitled to do so under our bylaws desires to recommend an individual for membership on the board, then that shareholder must provide a written notice to the chair of the nominating and governance committee and to our Secretary, Hospitality Properties Trust, 400 Centre

Street, Newton, MA 02458. In order for a recommendation to be considered by the nominating and governance committee, this notice must be received within the 30-day period ending on the last date on which shareholders may give timely notice for trustee nominations under our bylaws and applicable state and federal law, and must contain, at a minimum, the following:

(A)  as to each person whom the shareholder proposes to recommend for election or reelection as a trustee,

(1)   such person’s name, age, business address and residence address,

(2)   the class, series and number of our shares of beneficial interest that are beneficially owned or owned of record by such person,

(3)   the date such shares were acquired and the investment intent of such acquisition,

(4)   the record of all purchases and sales of our securities by such person during the previous 12 month period including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved, and

(5)   all other information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to the SEC’s proxy rules, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected;

(B)  as to the shareholder giving the notice and any shareholder associated person (defined below), the class, series and number of our shares which are owned of record by such shareholder and by such shareholder associated person, if any, and the class, series and number of, and the nominee holder for, shares owned beneficially but not of record by such shareholder and by any such shareholder associated person;

(C)  as to the shareholder giving the notice and any shareholder associated person, their names and addresses, as they appear on our share ledger and current names and addresses, if different;

(D)  as to the shareholder giving the notice and any shareholder associated person, the record of all purchases and sales of our securities by such shareholder or shareholder associated person during the previous 12 month period including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved; and

(E)  to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a trustee on the date of such notice.

A “shareholder associated person” of any shareholder is (1) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (2) any beneficial owner of our shares of beneficial interest owned of record, or beneficially, by such shareholder and (3) any person controlling, controlled by or under common control with such shareholder or shareholder associated person.

Our board or our nominating and governance committee may request additional information about the shareholder nominee or about a recommending shareholder.

In considering candidates to serve as trustees, our nominating and governance committee seeks individuals who have qualities which the committee believes may be effective in serving our long term best interests. Among the characteristics which the committee considers are the following:  the quality of the candidate’s past services to the company, if any; the business and personal experience of the candidate and their relevance to our business; the reputation of the candidate for integrity; the reputation of the candidate for intelligence, sound judgment, the ability to understand complex financial issues and to make meaningful inquiries; the willingness and ability of the candidate to devote sufficient time to board business; the familiarity of the candidate with the responsibilities of service on the board of a publicly owned company; the status of the candidate as independent of management; and other matters that the nominating and governance committee deems appropriate. In seeking candidates for trustees who have not previously served as our trustees, the nominating and governance committee may use the business, professional and personal contacts of its members, it may accept recommendations from other board members, and, if it considers it appropriate, the nominating and governance committee may engage a professional search firm. Shareholder recommendations which meet the requirements set forth above will be considered using the same criteria as other candidates considered by our nominating and governance committee.

To be eligible for consideration at our 2007 annual meeting, shareholder nominations of a candidate (or candidates) to be elected as a trustee (or trustees) must be received at our principal executive offices no earlier than December 1, 2006 and no later than December 31, 2006. Shareholder nominations must also be made in compliance with the informational requirements about the nominee and the nominating shareholder and otherwise as set forth in our bylaws. Shareholder nominations which are recommended by our nominating and governance committee and supported by our board will appear in our 2007 proxy statement. Shareholder nominations which are properly made in accordance with our bylaws but are not recommended by our nominating and governance committee or are not supported by our board will not appear in our 2007 proxy statement, but they may be considered at our annual meeting.

In 2005, we did not pay any third party to identify or to assist in the evaluation of any candidate for election to our board. We did not receive any shareholder recommendations or nominations for our board for the 2006 annual meeting, except the nominations made by our board which includes board members who are shareholders.

Under our bylaws and the rules and regulations of the SEC, to be eligible for inclusion in the proxy statement for our 2007 annual meeting, shareholder items other than nominations must be received at our principal executive offices no later than December 1, 2006, and must otherwise satisfy the conditions for inclusion established by our bylaws and the SEC. Proposals by shareholders, other than nominations intended for presentation at the 2007 annual meeting but not intended to be included in our proxy statement for that meeting, must be received at our principal executive office no earlier than December 1, 2006, and no later than December 31, 2006, and must meet all other requirements of our bylaws and of the SEC.

Copies of our bylaws, including the provisions which concern the requirements for shareholder nominations and items, may be obtained by writing to our Secretary, Hospitality Properties Trust, 400 Centre Street, Newton, MA  02458.

Item 2.                        Approval of amendments to our declaration of trust that permit us to issue shares without certificates and remove our obligation to deliver certain reports to our shareholders.

The board is proposing changes to our declaration of trust that will permit us to issue shares without  physical certificates and that will remove the requirement that we deliver certain reports to our shareholders. We believe these changes will reduce costs associated with the issuances and transfers of shares and communications to our shareholders. We also believe that the requirement for certificated shares does not reflect current transfer agent practices, which in many instances rely on book entry registration of ownership. We believe it is appropriate that we, like the majority of other public companies, should be permitted to prepare and deliver or make reports available to shareholders in accordance with regulatory requirements and without regard to any special charter provisions.

The text of the proposed amendments is attached as Appendix A to this proxy statement. Appendix A is marked to show all of the changes that would be made to our declaration of trust if Item 2 is approved.

The board recommends a vote FOR Item 2.

Item 3.                        Approval of an amendment to our declaration of trust that permits affiliates of HRPT to serve as independent trustees.

In addition to applicable requirements of the NYSE and federal securities laws relating to independent trustees, our declaration of trust requires that a majority of our board be comprised of individuals who are “independent trustees,” as defined in the declaration of trust. Currently, that definition states that a trustee is independent for that purpose if he or she is not one of our officers or an affiliate of either HRPT or RMR (which is referred to in the declaration of trust as “the Advisor”). “Affiliate” is defined in the declaration of trust to mean, as to any person, (1) any other person who, at the time of the determination, is directly or indirectly controlling, controlled by or under common control with such person, (2) any person who, at such time, owns beneficially, directly or indirectly, 5% or more of the outstanding capital stock, shares or equity interests of such person, or (3) any person who is at the time of determination an officer, director, employee, general partner or trustee of any such person or of any person who, at such time, is controlling, controlled by or under common control with such person (excluding any trustee who is not otherwise an affiliate of such person).

Prior to our becoming a public company in 1995, we were a wholly owned subsidiary of HRPT. The current definition of independent trustee in our declaration of trust was developed in connection with our initial public offering and was designed in part to promote the independence our board of trustees from HRPT, which was our predominant shareholder immediately after the initial offering. By reason of our offerings of additional common shares since our initial public offering, HRPT’s percentage ownership has been reduced over time. The 4,000,000 of our common shares which it still owns represent approximately 5.6% of our outstanding common shares.

Our board, including the independent trustees, has determined that a lack of affiliation with HRPT on the part of our independent trustees is no longer needed to protect the interests of our shareholders.  In addition, our board of trustees believes it to be in the interests of our shareholders that individuals, such as HRPT’s own independent trustees, who are affiliated with HRPT but not with RMR, be permitted to serve as our independent trustees for purposes of our declaration of trust.

Our board is proposing a change to our declaration of trust so that individuals would not be disqualified from serving as our independent trustees solely by reason of their being Affiliates of HRPT.  After giving effect to the change, the declaration of trust would provide that, to qualify as an independent trustee for purposes of the declaration of trust, an individual may not be one of our officers or an Affiliate of RMR.  The proposed change would not affect the definition of independent trustee for purposes of our compliance with requirements of the NYSE or federal securities laws or our related obligations under those standards.

The text of the proposed amendment is attached as Appendix B to this proxy statement.  Appendix B is marked to show all of the changes that would be made to our declaration of trust if Item 3 is approved.

The board recommends a vote FOR Item 3.

Item 4.                        Approval of the adjournment or postponement of the meeting to solicit additional proxies if there are insufficient votes at the time of the meeting to approve Items 2 and 3.

We are submitting Item 4 for consideration at the meeting to authorize the named proxies to approve one or more adjournments or postponements of the meeting if there are insufficient votes to approve Items 2 and 3.  Item 4 relates only to an adjournment or postponement of the meeting for purposes of soliciting additional proxies to obtain the requisite shareholder votes to approve Item 2 or Item 3.  We retain full authority to adjourn or postpone the meeting for any other purpose, including absence of a quorum, without the consent of any of our shareholders.

The board recommends a vote FOR Item 4.

EXECUTIVE OFFICERS

JOHN G. MURRAY, Age: 45

Mr. Murray has been our President, Chief Operating Officer and Secretary for over five years. Mr. Murray has also been Executive Vice President of RMR and has served in various capacities for RMR and its affiliates for over five years.

MARK L. KLEIFGES, Age: 45

Mr. Kleifges has been our Treasurer and Chief Financial Officer since 2002 and has been a Vice President of RMR since 2002. Mr. Kleifges has been Treasurer of RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund and RMR Preferred Dividend Fund since 2003, 2004, 2004 and 2005, respectively. Prior to May 2002, Mr. Kleifges was a partner in the Real Estate and Hospitality Services Group of Arthur Andersen LLP. Mr. Kleifges is a certified public accountant.

ETHAN S. BORNSTEIN, Age: 32

Mr. Bornstein has been our Vice President for over five years. Mr. Bornstein has also been a Vice President of RMR since 2002 and has been employed by RMR and its affiliates for over five years. Mr. Bornstein is married to Mr. Portnoy’s daughter.

Except as noted, there are no family relationships among any of our trustees or executive officers. Our executive officers serve at the discretion of our board.

OTHER INFORMATION

Compensation of Executive Officers

We do not have any employees. Services which otherwise would be provided by employees are provided by RMR. Payments by us to RMR for services during 2005 are described in “Certain Relationships and Related Transactions.”

Except with respect to incentive share awards, we have not paid and have no current plans to pay compensation to our executive officers. RMR conducts our day to day operations and compensated Messrs. Martin, Portnoy, Murray, Kleifges and Bornstein in connection with their services rendered to RMR and to us. None of our executive officers has an employment agreement with RMR or with us. The following table provides summary long term compensation information for incentive share awards made for the past three years to our executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Restricted Share Awards(1)
John G. Murray	2005	$105,744
President and Chief Operating Officer	2004	$102,336
	2003	$60,460
Mark L. Kleifges	2005	$92,526
Treasurer and Chief Financial Officer	2004	$89,544
	2003	$51,391
Ethan S. Bornstein	2005	$92,526
Vice President	2004	$51,168
	2003	$30,230

(1)          All incentive share awards provide that one third of each award vests on the grant date and one third vests on or about each of the next two anniversaries following the grant. In the event an executive officer granted an incentive share award ceases to perform duties for us or ceases to be an officer or an employee of RMR during the vesting period, the common shares which have not yet vested may be repurchased by us for nominal consideration. Vested and unvested shares awarded under our incentive share award plan are entitled to distributions. The dollar amounts shown in the table represent the vested and unvested total number of our common shares awarded during the year shown multiplied by the closing price for our common shares on the NYSE on the date of grant.

At December 31, 2005, Messrs. Murray, Kleifges and Bornstein owned 21,400, 5,900 and 6,550 common shares, respectively, which were granted under our incentive share award plans since 1995 and include both vested and unvested common shares. Based on a closing price of $40.10 per share for our common shares on December 30, 2005, these common shares had a value of $858,140, $236,590 and $262,655, respectively.

Performance Graph—Comparison of Cumulative Total Return

The graph below shows the cumulative total shareholder returns on our common shares (assuming a $100 investment on December 31, 2000) for the past five years as compared with (a) the National Association of Real Estate Investment Trusts Inc.’s, or NAREIT, index of all tax qualified real estate investment trusts listed on the NYSE, the American Stock Exchange and the Nasdaq National Market System, and (b) the Standard & Poor’s 400 MidCap Index. The graph assumes reinvestment of all cash distributions.

Compensation Committee Report

The company developed and implemented the present incentive share award plan in recognition of the following circumstances. First, the company’s common shares are primarily a yield vehicle for shareholders and do not appreciate in value in the same manner as other equity securities. Therefore, a conventional stock option plan would not provide appropriate incentives for management. Second, because the executive officers are employees of RMR and receive their salary compensation from RMR, the trustees wished to establish an arrangement which would, among other things, (a) foster a continuing identity of interest between management and the company’s shareholders, and (b) recognize that the executive officers perform certain duties on the company’s behalf, primarily with regard to shareholder relations and investor communications, which fall outside of the scope of services covered by the contracts with RMR. In granting incentive share awards, we considered factors such as the amount and terms of the incentive shares previously granted to the executive officers and the amount of time spent and complexity of the duties performed by executive officers. We have imposed, and may impose, vesting and other conditions on the granted common shares which may encourage recipients of share awards to remain with the company and RMR.

In 2005, Mr. Murray, our President, Chief Operating Officer and Secretary, received a grant of 2,400 common shares under our incentive share award plan, 800 of which vest immediately upon grant and 800  of which will vest in each of 2006 and 2007. In 2005 Mr. Kleifges, our Treasurer and Chief Financial Officer received a grant of 2,100 common shares under our incentive share award plan, 700 of which vested immediately upon grant and 700 of which will vest in each of 2006 and 2007. In 2005 Mr. Bornstein, our Vice President, received a grant of 2,100 common shares under our incentive share award plan, 700 of which vest immediately upon grant and 700 of which will vest in each of 2006 and 2007. In addition to shares granted to the executive officers listed above, 9,250 common shares were granted to other employees of RMR in 2005. The determination of the number of common shares granted to these individuals was based on the number of common shares previously granted to them, the fair market value of the common shares granted, and our opinion as to the value of the services performed by each individual.

Payments to RMR are described in “Certain Relationships and Related Party Transactions.”

COMPENSATION COMMITTEE
Frank J. Bailey, Chairman
John L. Harrington
Arthur G. Koumantzelis

Audit Committee Report

In the course of our oversight of the company’s financial reporting process, we have: (1) reviewed and discussed with management the audited financial statements for the year ended December 31, 2005; (2) discussed with Ernst & Young LLP, the company’s independent registered public accounting firm, the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees; (3) received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees; (4) discussed with the independent registered public accounting firm its independence; and (5) considered whether the provision of nonaudit services by the independent registered public accounting firm is compatible with maintaining their independence and concluded that it is compatible at this time.

Based on the foregoing review and discussions, the audit committee recommended to the board that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.

AUDIT COMMITTEE
John L. Harrington, Chairman
Frank J. Bailey
Arthur G. Koumantzelis

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common shares by each person or entity known to us to be the beneficial owner of more than 5% of our outstanding common shares, and by each of our trustees and executive officers, individually and as a group, as of March 24, 2006. Unless otherwise indicated, each owner named below has sole voting and investment power for all common shares shown to be beneficially owned by that person or entity subject to the matters set forth in the footnotes to the table below.

	Beneficial Ownership(1)
Name and Address(2)	Number of Shares	Percent
Beneficial Owners of More Than 5% of Our Common Shares
Barclays Global Investors, NA(3)	5,495,911	7.6%
HRPT Properties Trust(4)	4,000,000	5.6%
Capital Research and Management Company(5)	3,865,600	5.4%
Morgan Stanley(6)	3,648,783	5.1%
Trustees and Executive Officers
Frank J. Bailey(7)	1,300	*
Ethan S. Bornstein(8)	6,550	*
John L. Harrington(7)	5,876	*
Mark L. Kleifges(8)	5,900	*
Arthur G. Koumantzelis(7)	4,864	*
Gerard M. Martin(4)(9)	4,204,681	5.8%
John G. Murray(8)	21,400	*
Barry M. Portnoy(4)(10)	4,204,681	5.8%
All trustees and executive officers as a group (eight persons) (4)(7)(8)(9)(10)	4,455,252	6.2%

*                    Less than 1% of our common shares.

(1)          Our declaration of trust places restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% of any class of our shares.

(2)          The address of HRPT Properties Trust is 400 Centre Street, Newton, Massachusetts 02458. The address of each of our trustees and executive officers is c/o Hospitality Properties Trust, 400 Centre Street, Newton, Massachusetts 02458.

(3)          This information is as of December 31, 2005 and is based solely on a Schedule 13G filed with the SEC on January 30, 2006 by Barclays Global Investors, NA. Based on the information provided in such Schedule 13G, the relevant members of the filing group, together with their respective addresses are: Barclays Global Investors, NA and Barclays Global Fund Advisors, each with an address of 45 Freemont Street, San Francisco, CA 94105; Barclays Global Investors, Ltd, 1 Royal Mint Court, London, EC3N 4HH, England; Barclays Global Investors Japan Trust and Banking Company Limited, Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo, 150-0012, Japan. These entities report sole voting power over 3,735,238 shares, 1,004,031 shares, 319,665 shares and 0 shares, respectively, and sole dispositive power over 4,156,766 shares, 1,004,031 shares, 335,114 shares and 0 shares, respectively.

(4)          Under applicable regulatory definitions, RMR, as manager of HRPT, may be deemed to have beneficial ownership of HRPT’s 4,000,000 common shares. Messrs. Barry Portnoy and his son, Adam Portnoy, own all of the outstanding shares of Reit Management & Research Trust, the sole member of RMR; however, RMR and Messrs. Barry and Adam Portnoy each disclaim beneficial ownership of HRPT’s common shares. Under applicable regulatory definitions, Messrs. Barry Portnoy and Gerard Martin, as managing trustees of HRPT, may also be deemed to have beneficial ownership of HRPT’s 4,000,000 common shares; however, each of them disclaims beneficial ownership of such shares.

(5)          The information is as of December 31, 2005 and is based solely on a Schedule 13G filed with the SEC on February 10, 2006 by Capital Research and Management, or Capital Research. The address of Capital Research is 333 South Hope Street, Los Angeles, CA 90071. Capital Research reports sole voting power over 490,500 shares and sole dispositive power over 3,865,600 shares, but disclaims beneficial ownership as to all of these shares.

(6)          The information is as of December 31, 2005 and is based solely on a Schedule 13G/A filed with the SEC on February 16, 2006 by Morgan Stanley. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036. Morgan Stanley reports sole voting and dispositive power over 3,632,793 shares, but disclaims beneficial ownership as to the remaining 15,990 shares.

(7)          Includes the annual grant of 500 common shares in 2005, 500 common shares in 2004 and 300 common shares in years prior to 2004 as part of the annual compensation to each independent trustee and 300 common shares granted to Mr. Bailey upon his becoming a trustee in 2003.

(8)          Includes the following common shares granted under our incentive share award plans which have not vested: Mr. Bornstein—1,800 common shares; Mr. Murray—2,400 common shares; and Mr. Kleifges—2,100 common shares.

(9)          Includes 41,531 common shares owned directly and 163,150 common shares owned by a corporation of which Mr. Martin is the sole shareholder.

(10)   Includes 41,532 common shares owned directly and 163,149 common shares owned by a corporation of which Mr. Portnoy is the sole shareholder.

Certain Relationships and Related Transactions

RMR originates and presents investment opportunities to our board and provides administrative services to us under an agreement. RMR is compensated at an annual rate equal to 0.7% of our average real estate investments, as defined, up to the first $250 million and 0.5% thereafter, plus an incentive fee based upon increases in cash available for distribution per share, as defined. The incentive fee payable to RMR is paid in common shares. Aggregate fees earned by RMR during 2005 for these services were $19.1 million, including $1,397,314 (based on a per share price of $41.13) paid in 33,973 restricted common shares as an incentive fee. RMR also provides the internal audit function for us and for other publicly owned companies to which it provides management services. We pay a pro rata share of RMR’s costs in providing that function. Our audit committee approves the identity and salary of the individual serving as our director of internal audit, as well as a proportionate share of these costs which we pay ($111,938 in 2005). Prior to October 1, 2005, RMR was beneficially owned by Messrs. Barry Portnoy and Gerard Martin, our managing trustees. Effective October 1, 2005, Messrs. Barry Portnoy and his son, Adam Portnoy, acquired Mr. Martin’s beneficial ownership in RMR. Mr. Adam Portnoy is an executive officer of RMR and the Executive Vice President of HRPT. Mr. Martin remains a director of RMR and, together with Mr. Barry Portnoy, continues to serve as one of our managing trustees. All transactions between us and RMR are approved by our independent trustees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act  of 1934, as amended, requires that our trustees, executive officers and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership of securities with the SEC and the NYSE. Our executive officers, trustees and greater than 10% shareholders are required to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of these reports furnished to us or written representations that no such reports were required, we believe that, during 2005, all filing requirements applicable to our executive officers, trustees and greater than 10% shareholders were timely met.

AUDITORS

Our audit committee appointed Ernst & Young LLP as our independent registered public accounting firm for 2005. A representative of Ernst & Young LLP is expected to be present at our annual meeting, with the opportunity to make a statement if he or she desires to do so. This representative will be available to respond to appropriate questions from shareholders who are present at our annual meeting.

The fees for services provided by Ernst & Young LLP to us in the last two fiscal years were as follows:

	FY 2004	FY 2005
Audit Fees	$706,759	$599,255
Audit-Related Fees	—	—
Tax Fees	24,970	15,150
Subtotal	731,729	614,405
All Other Fees	—	—
Ernst & Young LLP Total Fees	$731,729	$614,405

Our audit committee has established policies and procedures which are intended to control the services provided by our independent registered public accounting firm and to monitor its continuing independence. Under these policies, no services may be undertaken by our independent registered public accounting firm unless the engagement is specifically approved by our audit committee or the services are included within a category which has been pre-approved by our audit committee. The maximum charge for services is established by the audit committee when the specific engagement or the category of services is approved or pre-approved. In certain circumstances, management is required to notify the audit committee when pre-approved services are undertaken and the committee or its chairman may approve amendments or modifications to the engagement or the maximum fees. Our director of internal audit is responsible to report to our audit committee regarding compliance with these policies and procedures.

Our audit committee will not approve engagements of our independent registered public accounting firm to perform non-audit services for us if doing so will cause our independent registered public accounting firm to cease to be independent within the meaning of applicable SEC or NYSE rules. In other circumstances, our audit committee considers, among other things, whether our independent registered public accounting firm is able to provide the required services in a more or less effective and efficient manner than other available service providers.

All services for which we engaged our independent registered public accounting firm in 2004 and 2005 were approved by our audit committee. The total fees we paid to Ernst & Young LLP for services in 2004 and 2005 are set forth above. The only non-audit fees we paid to Ernst & Young LLP in 2004 and 2005 were for tax services. These tax services involved reviewing our tax reporting. Our audit committee approved the engagement of Ernst & Young LLP to provide these non-audit services because it determined that Ernst & Young LLP’s providing these services would not compromise its independence and that its familiarity with our record keeping and accounting systems would permit it to provide these services with equal or higher quality, more quickly and at a lower cost than we could obtain these services from other providers.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other record holders of our common shares may participate in the practice of “householding” proxy statements and annual reports. This means that, unless shareholders give contrary instructions, only one copy of our proxy statement or annual report may be sent to multiple shareholders in each household. We will promptly deliver a separate copy of either document to you if you call or write to us at the following address or telephone number: Investor Relations, Hospitality Properties Trust, 400 Centre Street, Newton, MA 02458, telephone (617) 964-8389. If you want to receive separate copies of our proxy statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact us at the above address or telephone number.

OTHER MATTERS

At this time, we know of no other matters which will be brought before our annual meeting. However, if other matters properly come before our annual meeting or any postponement or adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the enclosed proxy, the persons named in the proxy will vote the proxy in accordance with their discretion on those matters.

By Order of the Board
JOHN G. MURRAY, Secretary
Newton, Massachusetts
March 31, 2006

APPENDIX A

WORDS THAT ARE UNDERLINED AND IN BRACKETS WILL BE ADDED AND WORDS THAT ARE CROSSED OUT WILL BE DELETED FROM OUR DECLARATION OF TRUST

5.2.   Certificates.   [At the election of the Trust,] ~~O~~[o]wnership of Shares ~~shall~~[may] be evidenced by certificates~~. Every Shareholder shall be entitled to receive a certificate,~~ in such form as the Trustees shall from time to time approve, specifying the number of Shares of the applicable class held by such Shareholder. Subject to Sections 5.6 and 5.14(c) hereof, such certificates shall be treated as negotiable and title thereto and to the Shares represented thereby shall be transferred by delivery thereof to the same extent in all respects as a stock certificate, and the Shares represented thereby, of a Maryland business corporation. Unless otherwise determined by the Trustees, such certificates shall be signed by the Chairman, if any, and the President and shall be countersigned by a transfer agent, and registered by a registrar if any, and such signatures may be facsimile signatures in accordance with Section 3.2(d) hereof. There shall be filed with each transfer agent a copy of the form of certificate so approved by the Trustees, certified by the Chairman, President, or Secretary, and such form shall continue to be used unless and until the Trustees approve some other form.

In furtherance of the provisions of Sections 5.1 and 5.14(c) hereof, each Certificate evidencing Shares shall contain a legend imprinted thereon to substantially the following effect or such other legend as the Trustees may from time to time adopt:

REFERENCE IS MADE TO THE DECLARATION OF TRUST OF THE TRUST FOR A STATEMENT OF ALL THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF EACH CLASS OR SERIES OF SHARES THAT THE TRUST IS AUTHORIZED TO ISSUE, THE VARIATIONS IN THE RELATIVE RIGHTS AND PREFERENCES OF ANY PREFERRED OR SPECIAL CLASS OF SHARES IN SERIES, TO THE EXTENT THEY HAVE BEEN FIXED AND DETERMINED, AND THE AUTHORITY OF THE TRUSTEES TO FIX AND DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. ANY SUCH STATEMENT SHALL BE FURNISHED WITHOUT CHARGE ON REQUEST TO THE TRUST AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

IF NECESSARY TO EFFECT COMPLIANCE BY THE TRUST WITH REQUIREMENTS OF THE INTERNAL REVENUE CODE RELATING TO REAL ESTATE INVESTMENT TRUSTS, THE PURPORTED TRANSFER OF THE SHARES ~~REPRESENTED~~ [EVIDENCED] BY THIS CERTIFICATE MAY BE PROHIBITED AND OR INVALIDATED UPON THE TERMS AND CONDITIONS SET FORTH IN THE DECLARATION OF TRUST. THE TRUST WILL FURNISH A COPY OF SUCH TERMS AND CONDITIONS TO THE REGISTERED HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.

A-1

5.11.   ~~Reports to Shareholders~~.   [Reserved.] ~~Not later than ninety (90) days after the close of each fiscal year of the Trust following the end of fiscal year 1995, the Trustees shall mail or deliver a report of the business and operations of the Trust during such fiscal year to the Shareholders, which report shall constitute the accounting of the Trustees for such fiscal year. Subject to Section 8-401 of the Annotated Code of Maryland, the report (the “Annual Report”) shall be in such form and have such content as the Trustees deem proper. The Annual Report shall include a balance sheet, an income statement and a surplus statement, each prepared in accordance with generally accepted accounting principles. Such financial statements shall be certified by an independent public accountant based on a full examination of the books and records of the Trust conducted in accordance with generally accepted auditing procedure. Manually signed copies of the Annual Report and of the auditor’s certificate will be filed with the Maryland Department of Assessments and Taxation. A manually signed copy of the accountant’s report shall be filed with the Trustees~~.

A-2

APPENDIX B

WORDS THAT ARE CROSSED OUT WILL BE DELETED FROM OUR
DECLARATION OF TRUST

1.4(h)            Independent Trustee: “Independent Trustee” shall mean a Trustee who is not then an officer of the Trust or an Affiliate of ~~either HRPor~~ the Advisor.

B-1

Hospitality Properties Trust

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 23, 2006

11:00 a.m.

400 Centre Street
Newton, MA 02458

Hospitality Properties Trust
[Logo of Hospitality	400 Centre Street
Properties Trust]	Newton, MA 02458	proxy

This proxy is solicited on behalf of the Board of Trustees for use at the Annual Meeting on May 23, 2006.

The undersigned shareholder of Hospitality Properties Trust, a Maryland real estate investment trust, or the Company, hereby appoints John G. Murray, Gerard M. Martin and Barry M. Portnoy, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the annual meeting of shareholders of the Company to be held at the Company’s offices at 400 Centre Street, Newton, Massachusetts on Tuesday, May 23, 2006 at 11:00 a.m., and any adjournment or postponement thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of the annual meeting of shareholders and of the accompanying Proxy Statement, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE NOMINEES FOR TRUSTEE LISTED IN ITEM 1 AND “FOR” THE APPROVAL OF EACH OF ITEMS 2 THROUGH 4. ADDITIONALLY, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

See reverse for voting instructions.

The Board of Trustees Recommends a Vote FOR the Proposals.

1.	Election of Trustees in Group II:	(01) Frank J. Bailey (02) Gerard M. Martin	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated
nominee, write the number(s) of the nominee(s) in the box
provided to the right.)

2. To approve amendments to our declaration of trust that permit us to issue shares without certificates and remove our obligation to deliver certain reports to our shareholders.				☐ Vote FOR ☐ Vote AGAINST ☐ ABSTAIN

3. To approve an amendment to our declaration of trust that permits affiliates of HRPT Properties Trust to serve as independent trustees.				☐ Vote FOR ☐ Vote AGAINST ☐ ABSTAIN

4. To approve the adjournment or postponement of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve Items 2 and 3.

☐ Vote FOR ☐ Vote AGAINST ☐ ABSTAIN

5. In their discretion, the proxies are authorized to vote and otherwise represent the undersigned on such other matters as may properly come before the meeting or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address Change?    Mark Box  ☐   Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on the proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.